Contact:	Investors: Dory A. Kurowski Director, Corporate Affairs (914) 789-2818 dkurowski@progenics.com	Media: Aline Schimmel Scienta Communications (312) 238-8957 aschimmel@scientapr.com

PROGENICS’ HUMANIZED MONOCLONAL ANTIBODIES SIGNIFICANTLY IMPROVE SURVIVAL IN AN ANIMAL MODEL OF C. DIFFICILE-ASSOCIATED DISEASE

Tarrytown, NY and Boston, MA. -- September 13, 2010 -- Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today presented preclinical findings for its humanized monoclonal antibodies against the disease-causing toxins produced by the bacterium Clostridium difficile (C. difficile).  C. difficile is the leading cause of hospital-acquired diarrhea in the United States and represents a serious global public health challenge.  In a well-established hamster model of C. difficile-associated disease (CDAD), treatment with Progenics’ antitoxin antibodies resulted in 95% survival versus 0% survival for standard antibiotic treatment. The data are being presented at the 50th annual Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) in Boston, MA.

“Our novel antibodies represent a non-antibiotic treatment strategy that is designed to block the harmful effects of toxins A and B produced by C. difficile,” said William C. Olson, Ph.D., Senior Vice President, Research and Development at Progenics. “Our humanized antitoxin monoclonal antibodies provided potent and durable protection against CDAD in the study reported today, and these results were achieved without co-use of antibiotics. This new approach has the potential to treat severe cases of CDAD and to break the cycle of infection in patients with relapsed disease.”

Study Description and Summary of results

In the preclinical efficacy study, two humanized monoclonal antibodies (one against toxin A and the other against toxin B) were tested in combination.  Hamsters were infected with C. difficile in the presence or absence of treatment with antitoxin antibodies or vancomycin, a current standard antibiotic therapy.  Nineteen of twenty (95%) animals treated with antibodies survived until the end of the 40-day study.  In contrast, none of the eight vancomycin-treated animals survived more than 22 days, and none of the eight control (untreated) animals survived more than three days.  The survival advantage provided by antibody treatment was highly statistically significant (P<0.0001) relative to both the vancomycin and control groups.

The poster, entitled "Mechanistic Studies of Novel Monoclonal Antibodies against Clostridium difficile Toxins," is scheduled for presentation on Monday, September 13, 2010 by Andre J. Marozsan, Ph.D., Associate Director, Biologics Discovery, at Progenics Pharmaceuticals, Inc.

Presentation details are as follows:

Meeting:	Interscience Conference on Antimicrobial Agents and Chemotherapy
Poster Title:	Mechanism of Action Studies of Novel Monoclonal Antibodies against Clostridium difficile Toxins
Date/Time:	Monday September 13, from 11:15 am to 1:15 pm Eastern Time
Session:	094. New Discovery Methodologies
Abstract Number:	F2-881
Location:	Exhibit Hall B1

About Clostridium difficile

Clostridium difficile (C. difficile) is an anaerobic, spore-forming bacterium that represents the leading cause of hospital-acquired diarrhea and life-threatening pseudomembranous colitis.  C. difficile-associated disease (CDAD) affects an estimated 750,000 individuals each year in the U.S. and is responsible for more deaths than all other intestinal infections combined. Recent outbreaks of hypervirulent strains have been reported globally, significantly increasing the economic burden of CDAD and requiring new treatment strategies to combat this worldwide public health challenge.

Upon infection, C. difficile produces two protein toxins (toxins A and B) that can damage the cells that line the colon, leading to CDAD. CDAD encompasses a spectrum of diseases ranging from mild-to-severe diarrhea to potentially life-threatening complications such as toxic megacolon and sepsis. CDAD often occurs when an individual is exposed to C. difficile while taking antibiotics, since a course of antibiotic treatment can disrupt the normal (beneficial) intestinal bacteria, providing opportunities for C. difficile to become established. Current treatments for CDAD consist of narrow-spectrum antibiotics, such as vancomycin or metronidazole that may impede regrowth of the normal colonic bacteria. Although current therapies are generally effective in treating CDAD, the disease frequently relapses after antibiotic treatment ceases. Progenics’ monoclonal antibodies are designed to block the cytotoxic effects of C. difficile toxins and enable the normal bacteria in the colon to become re-established.

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About Progenics

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, oncology and infectious diseases. Progenics is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced constipation. RELISTOR is now approved in over 50 countries, including the U.S., E.U., Canada, Australia and Brazil. Progenics is pursuing strategic alternatives for RELISTOR, including licensing, collaboration, strategic alliances and U.S. commercialization or co-promotion, following termination of its 2005 collaboration with Wyeth Pharmaceuticals*, which is continuing manufacturing, sales, marketing, clinical, and certain development and regulatory activities for RELISTOR during the transition. Ono Pharmaceutical Co., Ltd. has an exclusive license from Progenics for development and commercialization of subcutaneous RELISTOR in Japan. In oncology, the Company is conducting a phase 1 clinical trial of PSMA ADC, a human monoclonal antibody-drug conjugate for the treatment of prostate cancer. PSMA is a protein found on the surface of prostate cancer cells as well as in blood vessels supplying other solid tumors. In virology, Progenics is also developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody which binds to co-receptor CCR5 to inhibit human immunodeficiency virus (HIV) infection. PRO 140 is currently in phase 2 clinical testing. In early development, Progenics is evaluating novel antibodies to toxins produced by the bacteria C. difficile, as well as single-agent multiplex PI3-Kinase inhibitors as a potential strategy to combat some of the most aggressive forms of cancer, and is also seeking to identify novel entry-inhibitors of HCV infection.

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When we use the words "anticipates," "plans," "expects" and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, these differences may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; competing products currently on the market or in development might reduce the commercial potential of our products; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events.

We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies, including risks from market forces and trends; potential product liability; intellectual property, litigation, environmental and other risks; the risk that we may not be able to enter into favorable collaboration or other relationships or that existing or future relationships may not proceed as planned; the risk that current and pending patent protection for our products may be invalid, unenforceable or challenged, or fail to provide adequate market exclusivity, or that our rights to in-licensed intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability.

Risks and uncertainties also include general economic conditions, including interest and currency exchange-rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that RELISTOR will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product.

We do not have a policy of updating or revising forward-looking statements and we assume no obligation to update any statements as a result of new information or future events or developments. It should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

* Wyeth is now part of Pfizer Inc.

Editors Note:

For more information, please visit www.progenics.com.